Pure Vanilla eXchange, Inc. Announces Plan to Acquire Nimble Group, Inc.

NEW YORK, NY -- [Publication] -- December 19, 2006 -- Pure Vanilla eXchange, Inc. ("PV") (OTCBB: PVNX) announced today that on December 15, 2006, it entered into an Agreement and Plan of Merger with PVNX Acquisition Corp., its wholly-owned subsidiary, and Nimble Group, Inc. ("Nimble") pursuant to which it will acquire Nimble.

Nimble is an established provider of alternative payment solutions and transactions for government agencies and high frequency, multi-unit retailers. Pursuant to a software licensing agreement, Nimble has licensed its technology to PV, enabling PV to process transactions using stored value cards and online payment system. If the acquisition is consummated, PV will own this technology and the licensing fees that PV currently pays to Nimble will be eliminated.

The planned acquisition will be structured as a merger of PV's merger subsidiary with and into Nimble. As a result of the merger, Nimble will become a wholly-owned subsidiary of PV.

Steven Yevoli, Chairman of the Board of Directors of PV, commented, "By combining these two companies, we expect to increase shareholder value by broadening the product line, leveraging the assets of the technology and allowing for a more efficient use of overhead. We are excited by the opportunity presented by this merger to accelerate the execution of our plan."

The consummation of the merger is subject to certain closing conditions, including the approval of the merger by the affirmative vote of the holders of a majority of Nimble's common stock and the non-occurrence of a material adverse change in PV and Nimble. Stockholders representing a majority of Nimble's common stock have entered into an agreement with Nimble to vote in favor of the merger. There can be no assurance that the merger will be consummated or, if consummated, the timing thereof. For additional information regarding the merger, the Merger Agreement and the parties to the merger, please see PV's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2006.

About Pure Vanilla eXchange, Inc.

PV is the leading provider of anonymous online payments through its stored value card and payment solution specifically designed for secure purchases. Through its patent-pending technology, consumers can purchase content by either funding an online account or by purchasing a pV card. PV addresses the challenges faced by many online merchants who seek anonymity. With issues such as rising chargebacks, fraud, excessive processing fees and delayed receipt of funds, PV resolves many of these concerns by reducing risk in transactions, competitive fees and funds received within as little as 96 hours. PV owns the network in which it both activates and processes all of its transactions and provides a solution that is competitive on multiple levels, enhancing the value to merchants who accept PV and consumers who use PV.


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      This release includes forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, including statements regarding the consummation of the merger, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the approval of the merger by the stockholders of Nimble, the satisfaction of the conditions to closing contained in the merger agreement and the effect of economic and business conditions. Although PV believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this report and PV does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.